Exhibit 99.2

Cornell Companies, Inc.

AT THE COMPANY: John Nieser, Chief Financial Officer (713) 623-0790

Cornell Companies Corrects Third Quarter 2008 Earnings Announcement For Time of Conference Call

Houston, TX (November 6, 2008) — Cornell Companies, Inc. (NYSE: CRN) released today its third quarter 2008 financial results. The earnings release incorrectly noted the Company will a host a conference call and audio webcast at 1:00 p.m. Eastern time to discuss the financial results and provide a Company update.

The correct time for the conference call will be 2:00 p.m. Eastern time.

The webcast may be accessed through Cornell’s website at http://www.cornellcompanies.com.  A replay will also be available on the above website and by dialing (800) 405-2236 or (303) 590-3000 and providing confirmation code 11121488. The replay will be available through Thursday, November 13, 2008 by phone and through Thursday, December 11, 2008 on the website.

About Cornell Companies

Cornell Companies, Inc. (www.cornellcompanies.com) is a leading private provider of corrections, treatment and educational services outsourced by federal, state and local government agencies.  Cornell provides a diversified portfolio of services for adults and juveniles, including incarceration and detention, transition from incarceration, drug and alcohol treatment programs, behavioral rehabilitation and treatment, and grades 3-12 alternative education in an environment of dignity and respect, emphasizing community safety and rehabilitation in support of public policy.  The Company has 71 facilities in 15 states and the District of Columbia with a total service capacity of 20,191.